Exhibit 99

                Duke Energy Reports Third Quarter 2004 Results

     - Reported earnings of 41 cents per share versus 5 cents in prior year's quarter; ongoing EPS of 38 cents versus 35 cents in third quarter of 2003

     - All business units positioned to meet or exceed 2004 financial goals

     - DEFS continuing to benefit from favorable commodity prices

     - DENA results affected by positive mark-to-market earnings of 3 cents per share

     - Debt reduction will exceed 2004 goal of $4 billion, which includes $840 million of debt retired through Australian asset sales

     - Lower interest expense driven by accelerated debt reduction

    CHARLOTTE, N.C., Nov. 3 /PRNewswire-FirstCall/ -- Duke Energy (NYSE: DUK) reported net income in the third quarter of 2004 of $389 million, or $0.41 per share, compared to net income of $49 million, or $0.05 per share in the third quarter of 2003.
    Excluding special items, ongoing third quarter earnings per share (EPS) were $0.38 versus $0.35 in the prior year's quarter.
    "With three solid quarters behind us, we expect to finish 2004 ahead of the financial plans we laid out at the beginning of the year," said Paul Anderson, Duke Energy chairman of the board and chief executive officer. "We are now focused on realizing further improvements to our financial and operational results for 2005."


     Special items for the quarter include:

                                                                2004     2003
                                           Pre-Tax      Tax      EPS      EPS
     ($ in Millions)                        Amount   Effect   Impact   Impact
     Third quarter 2004
     - Tax benefit from restructuring           --      $48    $0.05
     - Asset impairments, losses on asset
       sales and write down of equity
       investments at DEFS (net of minority
       interest)                               (42)      16    (0.03)
     - Net gains on asset sales                  4       (2)      --
     - Tax true up on sale of Australian
       assets                                   --        5     0.01
     Third quarter 2003
     - Tax benefit on 2002 goodwill
       impairment of International Energy
       European gas trading                     --      $52             $0.06
     - Net gain/loss on asset sales            (71)      28             (0.05)
     - DENA goodwill write-off                (254)      90             (0.18)
     - Severance cost associated with work
       force reduction                        (105)      37             (0.08)
     - Settlement with the S.C. Public
       Service Commission                      (46)      18             (0.03)
     - Settlement with the Commodity
       Futures Trading Commission (net of
       minority interest)                      (17)      --             (0.02)
     Total EPS Impact                                          $0.03   ($0.30)
     EPS, as reported                                          $0.41    $0.05
     EPS, ongoing *                                            $0.38    $0.35


     Special items EPS year-to-date impact:
                                                   2004       2003

     First quarter                                $0.01     ($0.17)
     Second quarter                                0.04       0.16
     Third quarter                                 0.03      (0.30)
     Impact of change in shares outstanding       (0.01)        --
     Total EPS Impact                             $0.07     ($0.31)
     Year-to-date EPS, as reported                $1.22      $0.76
     Year-to-date EPS, ongoing *                  $1.15      $1.07

     * Includes results from operations in International Energy, DENA, Crescent Resources and Field Services that have been discontinued.


    BUSINESS UNIT RESULTS

    Franchised Electric
    Third quarter 2004 earnings before interest and taxes (EBIT) from Franchised Electric were $453 million, compared to third quarter 2003 EBIT of $436 million.
    EBIT was affected in third quarter 2004 by higher non-nuclear operating and maintenance costs, including $10 million in storm costs primarily related to Hurricane Ivan, and lower bulk power sales.
    Customer growth for Franchised Electric continues to be positive, with approximately 40,000 more customers than in third quarter 2003.
    In the prior year, EBIT for Franchised Electric was reduced by $30 million due to a regulatory settlement with the South Carolina Public Service Commission and $46 million for severance and related charges.
    Amortization related to the implementation of the North Carolina Clean Air Act for the quarter was $109 million versus $53 million in third quarter 2003.
    Year-to-date EBIT for Franchised Electric was $1,215 million, compared with $1,206 million in 2003.

    Natural Gas Transmission
    Duke Energy Gas Transmission (DEGT) reported third quarter 2004 EBIT of $265 million compared to $280 million in the prior year's quarter. Results were positively affected by pipeline expansion projects and a $12 million favorable impact from the stronger Canadian currency. During the quarter, DEGT realized a $5 million gain on the sale of its interest in the Millennium Pipeline project.
    The 2003 third quarter included gains of $31 million from asset sales and $17 million of benefits related to the reversal of certain tax reserves. These items were partially offset by an $18 million charge for severance and related costs in the third quarter of last year.
    The favorable Canadian currency impact on DEGT's EBIT was partially offset in Duke Energy's consolidated net income by currency impacts on interest and taxes.
    During the third quarter, DEGT held a successful comprehensive open season in which eastern North American markets indicated substantial interest in transportation and storage infrastructure expansion opportunities on any one or a combination of Algonquin, Texas Eastern and Union Gas. In addition, DEGT filed with FERC to build an 11-mile lateral to connect Texas Eastern to British Petroleum's proposed LNG import terminal at Logan, N.J.
    Year-to-date EBIT for Natural Gas Transmission was $974 million, compared with $1,009 million in 2003.

    Field Services
    The Field Services business segment, which represents Duke Energy's 70-percent interest in Duke Energy Field Services (DEFS), reported third quarter 2004 EBIT from continuing operations of $67 million, compared to $51 million in the third quarter of 2003.
    The increase was primarily driven by higher commodity prices compared to last year's quarter. During the quarter, Field Services took a $26 million impairment charge, net of minority interest, largely related to its periodic review of the carrying value of its assets and equity investments and disposal of certain assets during the quarter.
    During the quarter, DEFS paid a dividend, of which Duke Energy's portion was $98 million. This payment reflects continuing strong cash flow and earnings at DEFS.
    Year-to-date EBIT from continuing operations for Field Services was $253 million, compared with $136 million in 2003.

    Duke Energy North America
    Duke Energy North America (DENA) reported an EBIT loss from continuing operations of $17 million in the third quarter of 2004, compared to an EBIT loss from continuing operations of $411 million in the prior year's quarter.
    For the third quarter of 2004, DENA's results were positively impacted by continued expense reductions and a positive $40 million in mark-to-market earnings, net of minority interest. Results were negatively affected by lower margins and lower than expected production at DENA's generation assets due to cooler than expected weather in the Midwest.
    Results for the third quarter of 2003 included a number of special charges which totaled $357 million.
    Overall year-to-date EBIT loss from continuing operations for DENA was $612 million -- largely driven by a loss of approximately $360 million related to the sale of the southeast generation assets and $23 million in mark-to-market losses, net of minority interest. This compares to an EBIT loss from continuing operations of $177 million in 2003.

    International Energy
    For the third quarter of 2004, Duke Energy International (DEI) reported EBIT from continuing operations of $64 million, compared to $44 million in the third quarter of 2003.
    The increase was driven by better results at National Methanol, due mainly to stronger MTBE prices, and a reduction in environmental reserves in Brazil.
    Year-to-date EBIT from continuing operations for International Energy was $161 million, compared with $175 million in 2003.

    Crescent Resources
    Crescent Resources reported third quarter 2004 EBIT from continuing operations of $43 million, compared to $39 million in the third quarter of 2003.
    Better results with commercial and residential developments were mostly offset by lower land sales during the previous year's quarter.
    Year-to-date EBIT from continuing operations for Crescent Resources was $190 million, compared with $61 million in 2003.

    Other
    Other, which includes corporate costs, DukeNet Communications, Duke/Fluor Daniel and Duke Energy Merchants (DEM) reported an EBIT loss of $25 million in the third quarter of 2004, compared to an EBIT loss of $88 million in the third quarter of 2003. The 2003 EBIT loss included charges of $33 million related to severance and related costs.
    Year-to-date EBIT for Other was a loss of $56 million, compared with a loss of $205 million in 2003.

    Discontinued Operations
    The operations reported as discontinued resulted in a third quarter 2004 loss of $12 million. This compares to third quarter 2003 income of $44 million.
    Year-to-date income for Discontinued Operations was $260 million, compared with $61 million in 2003.

    INCOME TAXES

    Third quarter 2004 income tax expense from continuing operations was $129 million. During the quarter, Duke Energy recorded a $48 million benefit related to the southeast asset sale as a result of the realignment of certain subsidiaries of Duke Energy resulting in a lower-than-normal tax rate.

    INTEREST EXPENSE

    Interest expense was $342 million for the third quarter of 2004, compared to $375 million for the third quarter of 2003. The decline was due mainly to overall debt reduction, which will exceed $4 billion for the current year, including approximately $840 million of non-cash debt reduction as part of the sale of the Australian assets.

    LIQUIDITY AND CAPITAL RESOURCES

    Duke Energy's consolidated capital structure at the end of third quarter 2004, including short-term debt, was 55 percent debt, 41 percent common equity and 4 percent minority interests.
    Under various credit facilities, Duke Energy, Duke Capital and other subsidiaries had the ability to borrow up to $2.6 billion at the end of the third quarter of 2004. The companies had borrowings and letters of credit outstanding under these programs of approximately $1.1 billion as of the end of the third quarter of 2004, resulting in unused capacity of approximately $1.5 billion. The company also had approximately $2.9 billion in cash and cash equivalents at the end of third quarter 2004.
    On Oct. 28, the company made a voluntary $250 million cash contribution to its U.S. pension fund. As a result of making the contribution, the company will not be required to make a contribution to this plan in 2005.

    ADDITIONAL INFORMATION

    Additional information, including EPS reconciliation data and a schedule for Duke Energy Field Services gas volume and margin by contract type can be obtained at Duke Energy's third quarter 2004 earnings information Web site at: http://www.duke-energy.com/investors/ .

    NON-GAAP FINANCIAL MEASURES

    The primary performance measure used by management to evaluate segment performance is EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes EBIT from continuing operations is a good indicator of each segment's operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.
    EBIT from continuing operations should not be considered an alternative to, or more meaningful than, net income, income from continuing operations, operating income or cash flow as determined in accordance with generally accepted accounting principles (GAAP). Duke Energy's EBIT from continuing operations may not be comparable to a similarly titled measure of another company.
    Duke Energy's management uses ongoing EPS, which represents net income adjusted for special items, as one of the measures to evaluate operations of the company. Special items represent certain charges which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing EPS provides useful information to investors, as it allows them to more accurately compare the company's ongoing performance across all periods.
    The 2004 debt reduction goal of $4 billion represents a non-GAAP measure because it includes approximately $840 million that was retired by the buyer as part of the sale of the Australian assets, which represents a non-cash financing activity under GAAP. The debt retired by the buyer was included in Current and Non-Current Liabilities Associated with Assets Held for Sale as of Dec. 31, 2003.
    Management believes that presentation of this non-GAAP measure is useful because it reflects the settlement of amounts of indebtedness regardless of their classification in the financial statements or of the means of settlement.

    Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in North America and selected international markets. In 2004, the company celebrates a century of service with the 100th anniversary of its electric utility Duke Power. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com .

    An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors' section of Duke Energy's Web site http://www.duke-energy.com/investors/ or by dialing 800/289-0572 in the United States or 913/981-5543 outside the United States. The confirmation code is 444978. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available by dialing 888/203-1112 with a confirmation code of 444978 through midnight ET, Nov. 12. The international replay number is 719/457-0820, confirmation code 444978. A replay and transcript also will be available by accessing the investors' section of the company's Web site http://www.duke-energy.com/investors/ . The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.duke-energy.com/investors/publications/gaap/ .

    This document includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Duke Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors could cause actual results to differ materially from those in the forward-looking statements herein are discussed in Duke Energy's filings with the Securities and Exchange Commission.

     MEDIA CONTACT:    Randy Wheeless
     Phone:            704/382-8379
     24-Hour:          704/382-8333

     ANALYST CONTACT:  Greg Ebel
     Phone:            704/382-8118


                                SEPTEMBER 2004
                             QUARTERLY HIGHLIGHTS
                                  (unaudited)

                                        Three Months Ended  Nine Months Ended
                                            September 30,    September 30,
                                        ------------------  -----------------
    (In millions, except where noted)       2004    2003     2004     2003
    -------------------------------------------------------------------------
    COMMON STOCK DATA
      Earnings Per Share (from
       continuing operations)
         Basic                             $0.42    $-      $0.94    $0.87
         Diluted                           $0.42    $-      $0.93    $0.87
      (Loss) Earnings Per Share (from
       discontinued operations)
         Basic                            $(0.01)  $0.05    $0.28    $0.07
         Diluted                          $(0.01)  $0.05    $0.28    $0.07
      Earnings Per Share  (before
       cumulative effect of change in
       accounting principle)
         Basic                             $0.41   $0.05    $1.22    $0.94
         Diluted                           $0.41   $0.05    $1.21    $0.94
      Earnings Per Share
         Basic                             $0.41   $0.05    $1.22    $0.76
         Diluted                           $0.41   $0.05    $1.21    $0.76
      Dividends Per Share                   $-      $-     $0.825   $0.825
      Weighted-Average Shares Outstanding
         Basic                               938     905      925      901
         Diluted                             940     907      928      902

    -------------------------------------------------------------------------
    INCOME
    Operating Revenues                    $5,507  $5,549  $16,466  $16,840
                                         ------- -------  -------  -------
    Total Reportable Segment EBIT            875     439    2,181    2,410
    Other EBIT                               (25)    (88)     (56)    (205)
    Interest Expense (a)                     342     375    1,035    1,027
    Minority Interest (Benefit) Expense
     and Other (b)                           (22)     (7)     (78)      11
    Income Tax Expense (Benefit) from
     Continuing Operations                   129     (22)     296      368
    (Loss) Income from Discontinued
     Operations                              (12)     44      260       61
    Cumulative Effect of Change in
     Accounting Principle, net of tax and
     minority interest                        -       -        -      (162)
                                         ------- -------  -------  -------
    Net Income                               389      49    1,132      698
    Dividends and Premiums on Redemptions
     of Preferred and Preference Stock         2       3        7       13
                                         ------- -------  -------  -------
    Earnings Available for Common
     Stockholders                           $387     $46   $1,125     $685
                                         ======= =======  =======  =======
    -------------------------------------------------------------------------
    CAPITALIZATION
        Common Equity                                         41%      38%
        Preferred Stock                                        0%       0%
                                                          ----------------
      Total Common Equity and Preferred
       Securities                                             41%      38%

      Minority Interests                                       4%       4%
      Total Debt                                              55%      58%

    -------------------------------------------------------------------------
    Total Debt                                            $20,653  $23,964
    Book Value Per Share                                   $16.30   $17.57
    Actual Shares Outstanding                                 938      907
    -------------------------------------------------------------------------
    CAPITAL AND INVESTMENT EXPENDITURES
      Franchised Electric (c)               $222    $241     $991     $791
      Natural Gas Transmission               131     184      387      610
      Field Services                          31      32      163       94
      Duke Energy North America                5      11       19      268
      International Energy                     9      18       24       61
      Crescent (d) (e)                       122      76      406      203
      Other                                  (13)     25      (27)      49
                                         ------- -------  -------  -------
    Total Capital and Investment
     Expenditures                           $507    $587   $1,963   $2,076
                                         ======= =======  =======  =======
    -------------------------------------------------------------------------
    EBIT BY BUSINESS SEGMENT
      Franchised Electric                   $453    $436   $1,215   $1,206
      Natural Gas Transmission               265     280      974    1,009
      Field Services                          67      51      253      136
      Duke Energy North America              (17)   (411)    (612)    (177)
      International Energy                    64      44      161      175
      Crescent (d)                            43      39      190       61
                                         ------- -------  -------  -------
    Total reportable segment EBIT            875     439    2,181    2,410
      Other EBIT                             (25)    (88)     (56)    (205)
      Interest expense                      (342)   (375)  (1,035)  (1,027)
      Minority interest benefit (expense)
       and other (b)                          22       7       78      (11)
                                         ------- -------  -------  -------
    Consolidated earnings (loss) from
     continuing operations before income
     taxes                                  $530    $(17)  $1,168   $1,167
                                         ======= =======  =======  =======
    -------------------------------------------------------------------------

    (a) Financing expenses related to securities of subsidiaries is accounted for in interest expense in 2004. Minority interest includes expense related to these securities of $55 million for the nine months ended September 2003.
    (b) Includes interest income, foreign currency remeasurement gains and losses, and additional minority interest expense allocated to the segment results.
    (c) Current year amounts include a $262 million contribution to the nuclear decommissioning trust funds.
    (d) Beginning in 2004, Crescent, formerly part of Other, is considered a reportable segment.
    (e) Capital expenditures for residential properties are included in operating cash flows on the Consolidated Statements of Cash Flows. Capital expenditures for commercial and multi-family properties are included in investing cash flows on the Consolidated Statements of Cash Flows.


                                 SEPTEMBER 2004
                              QUARTERLY HIGHLIGHTS
                                   (unaudited)

                                         Three Months Ended Nine Months Ended
                                            September 30,     September 30,
                                        ------------------  -----------------
    (In millions, except where noted)       2004     2003     2004     2003
    --------------------------------------------------------------------------
    FRANCHISED ELECTRIC
      Operating Revenues                   $1,419   $1,359   $3,918   $3,720
      Operating Expenses                      967      930    2,714    2,552
      Gains on Sales of Other Assets, net     -          1        3        2
      Other Income, net of expenses             1        6        8       36
                                          -------  -------  -------  -------
      EBIT                                   $453     $436   $1,215   $1,206
                                          -------  -------  -------  -------

      Sales, GWh                           21,904   22,163   63,954   63,621

    --------------------------------------------------------------------------
    NATURAL GAS TRANSMISSION
      Operating Revenues                     $638     $641   $2,364   $2,301
      Operating Expenses                      387      393    1,422    1,381
      Gains on Sales of Other Assets, net       3        3       12        4
      Other Income, net of expenses (a)        17       38       36      117
      Minority Interest Expense                 6        9       16       32
                                          -------  -------  -------  -------
      EBIT                                   $265     $280     $974   $1,009
                                          -------  -------  -------  -------

      Proportional Throughput, TBtu           652      679    2,467    2,502

    --------------------------------------------------------------------------
    FIELD SERVICES (b)
      Operating Revenues                   $2,506   $2,076   $7,207   $6,643
      Operating Expenses                    2,380    2,009    6,824    6,476
      Gains on Sales of Other Assets, net       1      -          1      -
      Other Income, net of expenses           (16)      14       17       53
      Minority Interest Expense                44       30      148       84
                                          -------  -------  -------  -------
      EBIT                                    $67      $51     $253     $136
                                          -------  -------  -------  -------

      Natural Gas Gathered and
       Processed/Transported, TBtu/day        7.4      7.5      7.3      7.5
      Natural Gas Liquids Production,
       MBbl/d                                 371      354      363      355
      Average Natural Gas Price per MMBtu $5.76 $4.97 $5.81 $5.66 Average Natural Gas Liquids Price
       per Gallon                           $0.72    $0.49    $0.64    $0.52

    --------------------------------------------------------------------------
    DUKE ENERGY NORTH AMERICA (b)
      Operating Revenues                     $542   $1,141   $1,812   $3,499
      Operating Expenses                      547    1,517    2,062    3,844
      Loss on Sales of Other Assets, net (c)   (6)     (84)    (374)     (84)
      Other Income, net of expenses (d)         7       11        5      207
      Minority Interest Expense (Benefit)      13      (38)      (7)     (45)
                                          -------  -------  -------  -------
      EBIT                                   $(17)   $(411)   $(612)   $(177)
                                          -------  -------  -------  -------

      Actual Plant Production, GWh (e)      7,213    9,130   17,596   18,750
      Proportional MW Capacity in
       Operation                                              9,890   15,836

    --------------------------------------------------------------------------
    INTERNATIONAL ENERGY (b)
      Operating Revenues                     $146     $151     $447     $492
      Operating Expenses                      109      114      338      339
      Gains on Sales of Other Assets, net       1        1        1        2
      Other Income, net of expenses            29        9       60       31
      Minority Interest Expense                 3        3        9       11
                                          -------  -------  -------  -------
      EBIT                                    $64      $44     $161     $175
                                          -------  -------  -------  -------

      Sales, GWh                            4,277    3,936   13,088   12,352
      Proportional MW Capacity in
       Operation                                              4,136    4,041

    --------------------------------------------------------------------------
    CRESCENT (b)
      Operating Revenues                      $77      $44     $216     $141
      Operating Expenses                       62       41      173      126
      Gains on Sales of Investments in
       Commercial and Multi-Family Real
       Estate                                  28       36      149       47
      Minority Interest Expense               -        -          2        1
                                          -------  -------  -------  -------
      EBIT                                    $43      $39     $190      $61
                                          -------  -------  -------  -------

    --------------------------------------------------------------------------
    OTHER (b)
      Operating Revenues                     $295     $372     $929   $1,251
      Operating Expenses                      316      473    1,014    1,467
      (Loss) Gains on Sales of Other
       Assets, net                             (3)     -          4      -
      Other Income, net of expenses            (1)      13       25       11
                                          -------  -------  -------  -------
      EBIT                                   $(25)    $(88)    $(56)   $(205)
                                          -------  -------  -------  -------

    --------------------------------------------------------------------------

    (a) Prior year year-to-date includes $61 million gain on sale of the Alliance/Aux Sable and Foothills equity investments.
    (b) Certain prior year amounts have been reclassified due to discontinued operations.
    (c) Current year year-to-date amounts include DENA Southeast plant impairment of $359 million and loss on sale of Duke Energy Trading & Marketing contracts.
    (d) Prior year year-to-date includes $178 million gain on sale of the American Ref-Fuel Company equity investment.
    (e) Represents 100% of GWh.


                            DUKE ENERGY CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)
                    (In millions, except per-share amounts)


                                       Three Months Ended  Nine Months Ended
                                          September 30,     September 30,
                                       ------------------  -----------------
                                           2004    2003     2004     2003
                                       --------- --------  ------- ---------

    Operating Revenues                    $5,507  $5,549  $16,466  $16,840
    Operating Expenses                     4,652   5,262   14,120   15,000
    Gains on Sales of Investments in
     Commercial and Multi-Family Real
     Estate                                   28      36      149       47
    Losses on Sales of Other Assets, net      (4)    (79)    (353)     (76)
                                       --------- --------  ------- ---------
    Operating Income                         879     244    2,142    1,811
                                       --------- --------  ------- ---------

    Other Income and Expenses                 54     103      203      472
    Interest Expense                         342     375    1,035    1,027
    Minority Interest Expense (Benefit)       61     (11)     142       89
                                       --------- --------  ------- ---------

    Earnings (Loss) From Continuing
     Operations Before Income Taxes          530     (17)   1,168    1,167
    Income Tax Expense (Benefit) from
     Continuing Operations                   129     (22)     296      368
                                       --------- --------  ------- ---------

    Income From Continuing Operations        401       5      872      799
    (Loss) Income From Discontinued
     Operations, net of tax                  (12)     44      260       61
                                       --------- --------  ------- ---------

    Income Before Cumulative Effect of
     Change in Accounting Principle          389      49    1,132      860
    Cumulative Effect of Change in
     Accounting Principle, net of tax and
     minority interest                       -       -        -       (162)
                                       --------- --------  ------- ---------

    Net Income                               389      49    1,132      698

    Dividends and Premiums on Redemption
     of Preferred and Preference Stock         2       3        7       13
                                       --------- --------  ------- ---------

    Earnings Available For Common
     Stockholders                           $387     $46   $1,125     $685
                                       ========= ========  ======= =========

    Common Stock Data
     Weighted-average shares outstanding
        Basic                                938     905      925      901
        Diluted                              940     907      928      902
     Earnings per share (from continuing
      operations)
        Basic                              $0.42    $-      $0.94    $0.87
        Diluted                            $0.42    $-      $0.93    $0.87
     (Loss) Earnings per share (from
      discontinued operations)
        Basic                             $(0.01)  $0.05    $0.28    $0.07
        Diluted                           $(0.01)  $0.05    $0.28    $0.07
     Earnings per share (before
      cumulative effect of change in
      accounting principle)
        Basic                              $0.41   $0.05    $1.22    $0.94
        Diluted                            $0.41   $0.05    $1.21    $0.94
     Earnings per share
        Basic                              $0.41   $0.05    $1.22    $0.76
        Diluted                            $0.41   $0.05    $1.21    $0.76
     Dividends per share                    $-      $-     $0.825   $0.825


                             DUKE ENERGY CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                  (In millions)

                                                September 30,     December 31,
                                                     2004              2003
                                                -------------     ------------
    ASSETS

    Current Assets                                  $8,648             $7,675
    Investments and Other Assets                    10,741             12,294
    Net Property, Plant and Equipment               32,856             33,870
    Regulatory Assets and Deferred Debits            2,494              2,366
                                                -------------     ------------
      Total Assets                                 $54,739            $56,205
                                                =============     ============

    LIABILITIES AND COMMON STOCKHOLDERS'
     EQUITY

    Current Liabilities                             $8,730             $7,698
    Long-term Debt, including debt to
     affiliates of $876 at December 31, 2003        17,101             20,622
    Deferred Credits and Other Liabilities          11,899             12,302
    Minority Interests                               1,587              1,701
    Preferred and preference stock
     without sinking fund requirements                 134                134
    Common Stockholders' Equity                     15,288             13,748
                                                -------------     ------------
      Total Liabilities and Common
       Stockholders' Equity                        $54,739            $56,205
                                                =============     ============


                             DUKE ENERGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
                                  (In millions)

                                                       Nine Months Ended
                                                          September 30,
                                                   --------------------------
                                                     2004              2003
                                                   --------          --------
    CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                    $1,132              $698
      Adjustments to reconcile net income
       to net cash provided by
       operating activities                          2,291             1,792
                                                   --------          --------
             Net cash provided by
              operating activities                   3,423             2,490
                                                   --------          --------
    CASH FLOWS FROM INVESTING ACTIVITIES
                                                   --------          --------
             Net cash used in investing
              activities                              (220)             (439)
                                                   --------          --------
    CASH FLOWS FROM FINANCING ACTIVITIES
                                                   --------          --------
             Net cash used in financing
              activities                            (1,543)           (1,174)
                                                   --------          --------
      Changes in cash and cash
       equivalents associated with assets
       held for sale                                    38               -
                                                   --------          --------
      Net increase in cash and cash
       equivalents                                   1,698               877
      Cash and cash equivalents at
       beginning of period                           1,160               874
                                                   --------          --------
      Cash and cash equivalents at end of
       period                                       $2,858            $1,751
                                                   ========          ========


                             Supplemental Disclosures
                         Quarter Ended September 30, 2004

    Duke Energy Corporation
    --------------------------------------------------------------------------
                                              3Q04
                                            --------
    Mark-to-market Portfolio (in
     millions)                               $(228)

    Daily Value at Risk (DvaR) (in
     millions)

    95% Confidence Level, One-Day Holding
     Period, Two-Tailed Average for the
     Period                                    $20


    Duke Energy North America
    --------------------------------------------------------------------------
    (in millions unless stated otherwise)      Q-T-D September 30, 2004

                                         Proprietary Structured Owned
    Merchant Energy Gross Margin           Trading    Contracts Assets  Total
    -----------------------------------  ----------- ---------- ------ -------
         Mark-to-market gross margin
          (loss)                              $4        $36       $7     $47
         Accrual gross margin (loss)         n/a         (4)      87      83
                                         ----------- ---------- ------ -------
    Total Gross Margin                        $4        $32      $94     130
                                         ----------- ---------- ------
    Reconciliation to Segment EBIT:
         Plant depreciation                                              (39)
         Plant operating and maintenance
          expenses                                                       (61)
         General and administrative and
          other expenses                                                 (35)
         Minority interest                                               (13)
         Other income, net of expenses                                     7
         Gain (loss) on sale of other
          assets                                                          (6)
                                                                       -------
    DENA Segment EBIT                                                   $(17)
                                                                       =======


    Owned Assets - Merchant Plant Production
                   and Hedging Information        2004(a)    2005     2006
    -----------------------------------------   ---------- -------- --------
    Estimated available production
     (millions of MWh)                               16       63       63
         Combined cycle                              14       56       56
         Peaker units                                 2        7        7

    Estimated production (millions of
     MWh)                                             4       18       19
         Combined cycle                               4       18       19
         Peaker units                                -        -        -

    Estimated production sold                       87%     103%      94%

    Estimated average price ($/MWh)                 $48      $49      $47

    (a) Information for 2004 is for the remainder of the year only (October - December).


                             Supplemental Disclosures
                         Quarter Ended September 30, 2004

    Duke Energy North America (continued)
    --------------------------------------------------------------------------
    (in millions)
                                                                        Total
    Maturity/Source of Carrying Value                             Over  Fair
    of Energy Contract Net Assets      2004  2005  2006  2007  4 Years  Value
    ---------------------------------- ----  ----  ----  ----  ------- -------
    Proprietary Trading
      Actively quoted prices and other
       external sources                 $17   $(6)  $30   $(7)  $(15)     $19
      Modeled                             2    24    10     6      6       48
                                       ----  ----  ----  ----  ------- -------
                                        $19   $18   $40   $(1)   $(9)     $67
                                       ====  ====  ====  ====  =======
    Structured Contracts
      Actively quoted prices and other
       external sources                 $18   $65  $(30) $(25)  $(24)      $4
      Modeled                            (8)  (43)  (35)  (12)   (77)    (175)
                                       ----  ----  ----  ----  ------- -------
                                        $10   $22  $(65) $(37) $(101)   $(171)
                                       ====  ====  ====  ====  =======
    Owned Assets
      Actively quoted prices and other
       external sources                $119  $336  $268  $130   $174   $1,027
      Modeled                             -     -    (4)    -     (5)      (9)
                                       ----  ----  ----  ----  ------- ------
                                       $119  $336  $264  $130   $169   $1,018
                                       ====  ====  ====  ====  =======
                                                                       ------
                 Total Carrying Value of Energy Contract Net Assets *    $914
                                                                       ======

    * Total Carrying Value of Energy Contract Net Assets represents the combination of amounts presented as assets and (liabilities) related to unrealized gains or losses on mark-to-market and hedging transactions for Duke Energy North America.


    Terms of Reference
    --------------------------------------------------------------------------

    Estimated Available Production
    ------------------------------
    Represents the amount of electric power capable of being generated from owned merchant assets, after adjusting for scheduled maintenance and outage factors. For simple cycle facilities, only peak demand periods were included in this calculation.

    Estimated Average Price
    -----------------------
    Represents the average price expected to be realized. This figure is based on both existing sales (hedges) as well as expected sales, given market conditions at September 30, 2004.

    Estimated Production
    --------------------
    Represents the amount of power expected to be sold in a future period. This figure is based on economic projections modeled by Duke Energy personnel.

    Estimated Production Sold
    -------------------------
    Represents the portion of estimated production which has been hedged, primarily through firm physical contracts.

    Owned Assets
    ------------
    Represents activity around energy assets owned or leased, including hedges of power sales and fuel purchase requirements and tolls, transmission, transportations and storage contracts that hedge owned assets. Normal purchases and sales associated with such assets are included in the Merchant Energy Gross Margin table, yet excluded from the Maturity/Sources of Fair Value of Energy Contract Net Assets table. Economic hedges of Owned Assets that do not meet hedge accounting standards will still be classified as Owned Assets in the Merchant Energy Gross Margin table.

    Proprietary Trading
    -------------------
    Standardized contracts entered into to take a market view, capture market price changes or put capital at risk.

    Structured Contracts
    --------------------
    Non-standard contracts not associated with owned or leased assets and involving significant tailoring of terms to meet customer needs, and associated hedges. This category includes tolls, transmission contracts, transportation contracts and storage contracts, except those that hedge Owned Assets. Economic hedges of Structured Contracts that do not meet hedge accounting standards will still be classified as Structured Contracts in the Merchant Energy Gross Margin table.


                         Duke Energy Corporation
                          Quarterly Highlights
              Supplemental Franchised Electric Information
                           September 30, 2004

                                                      Quarter Ended
                                                      September 30,
                                           -----------------------------------
                                                                        %
                                               2004         2003    Inc.(Dec.)
                                           -----------  ----------- ----------
    GWH Sales
       Residential                              6,807        6,770      0.5%
       General Service                          6,937        6,868      1.0%

       Industrial - Textile                     1,925        1,945     (1.0%)
       Industrial - Other                       4,861        4,608      5.5%
                                           -----------  ----------- ----------
         Total Industrial                       6,786        6,553      3.6%

       Other Energy Sales                          67           69     (2.9%)
       Regular Resale                             438          405      8.1%
                                           -----------  ----------- ----------
           Total Regular Sales Billed          21,035       20,665      1.8%

       Special Sales (A)                          908        1,460    (37.8%)
                                           -----------  ----------- ----------
             Total Electric Sales              21,943       22,125     (0.8%)

       Unbilled Revenue                          (342)        (261)   (31.0%)
                                           -----------  ----------- ----------
         Total Duke Power Electric Sales       21,601       21,864     (1.2%)

       Nantahala Electric Sales                   303          299      1.3%

         Total DP Consolidated Electric    -----------  ----------- ----------
          Sales                                21,904       22,163     (1.2%)
                                           ===========  =========== ==========

    Average Number of Customers
       Residential                          1,808,955    1,778,236      1.7%
       General Service                        305,924      299,753      2.1%

       Industrial - Textile                       846          908     (6.8%)
       Industrial - Other                       6,670        6,769     (1.5%)
                                           -----------  ----------- ----------
         Total Industrial                       7,516        7,677     (2.1%)

       Other Energy Sales                      12,424       11,368      9.3%
       Regular Resale                              15           16     (6.3%)
                                           -----------  ----------- ----------
         Total Regular Sales                2,134,834    2,097,050      1.8%

       Special Sales (A)                           37           36      2.8%
                                           -----------  ----------- ----------
       Total Duke Power Electric Sales      2,134,871    2,097,086      1.8%

       Nantahala Electric Sales                67,346       65,978      2.1%
                                           -----------  ----------- ----------
       Total DP Average Number of
        Customers                           2,202,217    2,163,064      1.8%
                                           ===========  =========== ==========

       (A) Excludes sales to Nantahala Power and Light Company

    Heating and Cooling Degree Days
       Actual
       Heating Degree Days                          9           18    (50.0%)
       Cooling Degree Days                        831          819      1.5%

       Variance from Normal
       Heating Degree Days                     (59.2%)      (19.6%)     n/a
       Cooling Degree Days                     (14.1%)      (14.2%)     n/a


                         Duke Energy Corporation
                          Quarterly Highlights
              Supplemental Franchised Electric Information
                           September 30, 2004

                                                      Year To Date
                                                      September 30,
                                           -----------------------------------
                                                                        %
                                               2004         2003    Inc.(Dec.)
                                           -----------  ----------- ----------
    GWH Sales
       Residential                             19,469       18,320      6.3%
       General Service                         18,987       18,247      4.1%

       Industrial - Textile                     5,390        5,801     (7.1%)
       Industrial - Other                      13,415       12,863      4.3%
                                           -----------  ----------- ----------
         Total Industrial                      18,805       18,664      0.8%

       Other Energy Sales                         199          202     (1.5%)
       Regular Resale                           1,132        1,051      7.7%
                                           -----------  ----------- ----------
           Total Regular Sales Billed          58,592       56,484      3.7%

       Special Sales (A)                        4,844        6,239    (22.4%)
                                           -----------  ----------- ----------
             Total Electric Sales              63,436       62,723      1.1%

       Unbilled Revenue                          (398)          10      n/m
                                           -----------  ----------- ----------
         Total Duke Power Electric Sales       63,038       62,733      0.5%

       Nantahala Electric Sales                   916          888      3.2%

         Total DP Consolidated Electric    -----------  ----------- ----------
          Sales                                63,954       63,621      0.5%
                                           ===========  =========== ==========

    Average Number of Customers
       Residential                          1,801,039    1,773,195      1.6%
       General Service                        304,006      297,814      2.1%

       Industrial - Textile                       859          917     (6.3%)
       Industrial - Other                       6,674        6,833     (2.3%)
                                           -----------  ----------- ----------
         Total Industrial                       7,533        7,750     (2.8%)

       Other Energy Sales                      11,936       11,345      5.2%
       Regular Resale                              15           16     (6.3%)
                                           -----------  ----------- ----------
         Total Regular Sales                2,124,529    2,090,120      1.6%

       Special Sales (A)                           38           38     -
                                           -----------  ----------- ----------
       Total Duke Power Electric Sales      2,124,567    2,090,158      1.6%

       Nantahala Electric Sales                66,814       65,421      2.1%
                                           -----------  ----------- ----------
       Total DP Average Number of
        Customers                           2,191,381    2,155,579      1.7%
                                           ===========  =========== ==========

       (A) Excludes sales to Nantahala Power and Light Company

    Heating and Cooling Degree Days
       Actual
       Heating Degree Days                      2,094        2,104     (0.5%)
       Cooling Degree Days                      1,400        1,134     23.5%

       Variance from Normal
       Heating Degree Days                       9.0%         8.9%      n/a
       Cooling Degree Days                      (1.8%)      (19.3%)     n/a


    Special items for the first and second quarters (as summarized in this earnings release) include:

                                   Pre-Tax                 2004 EPS  2003 EPS
    ($ in Millions)                 Amount    Tax Effect     Impact    Impact
    First Quarter 2004
    Gain on sale of Australian
     assets                           $256          ($18)     $0.26        --
    Net loss on sale of DENA
     assets, primarily anticipated
     sale of southeast U.S. plants    (359)          134      (0.25)       --
    Gains on sale of other assets,
     including Caribbean Nitrogen
     Co.                                14            (5)      0.01        --
    Charge related to planned
     sale of Cantarell investment      (13)            5      (0.01)       --

    TOTAL EPS IMPACT                                          $0.01

    EPS, as reported                                          $0.34

    EPS, ongoing                                              $0.33

    Second Quarter 2004
    Enron settlement (net of
     minority interest)                130           (46)      0.09
    True up on net gain on sale
     of International Energy
     Assets                             38            (9)      0.03
    California and western U.S.
     energy markets settlement        (105)           37      (0.07)
    Net losses on asset sales
     (net of minority interests)        (5)            2         --
    Interest on related litigation
     reserve                           (12)            4      (0.01)

    TOTAL EPS IMPACT                                          $0.04

    EPS, as reported                                          $0.46

    EPS, ongoing                                              $0.42

    First quarter 2003
    2003 gain on asset sales            16            (5)        --     $0.01
    2003 change in accounting
     principles                       (256)           94         --     (0.18)

    TOTAL EPS IMPACT                                                   ($0.17)
    EPS, as reported                                                    $0.25
    EPS, ongoing                                                        $0.42

    Second quarter 2003
    Gains on asset sales
     (net of minority interest)       $229          ($83)                0.16

    TOTAL EPS IMPACT                                                    $0.16
    EPS, as reported                                                    $0.46
    EPS, ongoing                                                        $0.30

SOURCE  Duke Energy
    -0-                             11/03/2004
    /CONTACT: Media, Randy Wheeless, +1-704-382-8379, or 24-Hour, +1-704-382-8333, or Analysts, Greg Ebel, +1-704-382-8118, both of Duke Energy/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20040414/DUKEENERGYLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Company News On-Call:  http://www.prnewswire.com/comp/257451.html /
    /Web site:  http://www.duke-energy.com
                http://www.duke-energy.com/investors
                http://www.duke-energy.com/investors/publications/gaap /
    (DUK)

CO:  Duke Energy
ST:  North Carolina, Texas
IN:  OIL UTI
SU:  ERN ERP CCA